Exhibit 4.3

May 11, 2009

PERSONAL & CONFIDENTIAL

Banks.com, Inc.

222 Kearny Street

San Francisco, CA 94108

Attn: Daniel M. O’Donnell, President

Re:	Extension; Waiver of Financial Covenant Defaults; Additional Principal Payments.

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated November 21, 2008, as amended on November 25, 2008 (the “Waiver Letter”), among Banks.com, Inc. (fka Intersearch Group, Inc. and referred to as the “Company”), CapitalSouth Partners Fund I Limited Partnership (“CapitalSouth I”), CapitalSouth Partners Fund II Limited Partnership (“CapitalSouth II”) and Harbert Mezzanine Partners II SBIC, L.P. (“Harbert” and, together with CapitalSouth I, CapitalSouth II, collectively the “Lenders”). Capitalized terms used herein without definition shall have the meaning given to them in the Investment Agreement (as defined below) and the Waiver Letter. For purposes of this letter, the Company and the Lenders may be referred to collectively as the “Parties.”

Pursuant to the terms and conditions contained in the Waiver Letter, the Lenders agreed to waive certain Specified Events of Default as defined by that certain Investment Agreement dated July 21, 2006, as amended (the “Investment Agreement”) by and between the Parties. By its stated terms, the Waiver Letter expired on April 1, 2009. Prior to the expiration, the Parties agreed to extend the Waiver Period to April 30, 2009, and subsequently, the Parties agreed to extend the Waiver Period through 5:00 P.M EST on May 8, 2009.

The Company agrees and acknowledges that as of May 11, 2009, it is out of compliance with the covenants under the Investment Agreement that were the basis for the Specified Events of Default. Accordingly, subject to the terms and conditions of this letter agreement, that it will extend the March 31, 2009 “Specified Period” as set forth in the Waiver Letter through June 29, 2009.

It is understood (and by executing this letter in the space indicated below, the Company acknowledges) that the foregoing extension relates only to the period beginning March 31, 2009 and ending June 29, 2009 and shall expire as of June 29, 2009 and shall not apply to any breach of any covenant, warranty or other undertaking of the Company under the Investment Agreement other than the

Specified Events of Default for the Specified Periods as defined in the Waiver Letter. The Company further acknowledges that, except as expressly provided above, each and every term and condition of the Investment Agreement and each Investment Document remains unchanged and in full force and effect. Accordingly, any breach of any covenant, warranty or undertaking of the Company under the Investment Agreement (other than in respect of the Specified Events of Default for the Specified Periods) shall constitute an Event of Default entitling the Lenders to exercise any and all remedies under the Investment Documents.

As an inducement to obtain the extension provided for herein, the Company agrees to make the following additional principal payments to the Lenders as follows: (i) on or prior to May 15, 2009, one (1) additional Principal Payment to the Lenders in the total amount of One Hundred Nine Thousand Three Hundred and Seventy Five Dollars and  00/100 Cents ($109, 375), (ii) on or prior to June 15, 2009, one (1) additional Principal Payment to the Lenders in the total amount of One Hundred Nine Thousand Three Hundred and Seventy Five Dollars and  00/100 Cents ($109, 375), and (iii) on or prior to September 30, 2009, one (1) additional principal payment of One Hundred Forty Five Thousand Eight Hundred and Thirty Three Dollars and  00/100 Cents ($145,833.00). In addition, the Company represents and warrants to the Lenders that, after giving effect to the Extension provided for herein, (i) each of the representations and warranties of the Borrower contained in the Investment Agreement and in the other Investment Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specified date, in which case such representation or warranty is true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing.

The Lenders understand that the Company is negotiating with Silicon Valley Bank with respect to the establishment of a new senior credit facility. As an additional condition to the effectiveness of this Waiver, the Company agrees (by countersigning in the space provided below) that the terms of any such facility shall be subject to the prior written approval of the Lenders, and that any failure by the Company to obtain such consent prior to obtaining such facility shall constitute an additional Event of Default.

This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

If you are in agreement with the terms of this letter, please indicate your acceptance by signing below.

[Signatures on Next Pages]

Very truly yours,

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, its General Partner

	By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, its General Partner

	By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

HARBERT MEZZANINE PARTNERS II SBIC, L.P.

By:	HMP II SBIC GP, LLC
Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC
	Its:	Manager

		By:	Harbert Mezzanine Manager II, Inc.
		Its:	Sole Manager

		By:	/s/ J. Pryor Smartt
		Name:	J. Pryor Smartt
		Title:	Director of Investments

AGREED TO, ACCEPTED AND ACKNOWLEDGED

BANKS.COM, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

The undersigned hereby unconditionally consent to the foregoing waiver, acknowledge that the liability of the undersigned under the Guaranty dated July 21, 2006 and executed by the undersigned in connection with the Investment Agreement shall not be limited, diminished or otherwise affected by reason of the foregoing waiver, and confirm that such Guaranty remains in full force and effect.

WALNUT VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:	/s/ Mark Schwerin
Name:	Mark Schwerin
Title:	President

INTERNET REVENUE SERVICES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

OVERSEAS INTERNET PROPERTIES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

DOTTED VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

MYSTOCKFUND SECURITIES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

March 31, 2009

PERSONAL & CONFIDENTIAL

Banks.com, Inc.

222 Kearny Street

San Francisco, CA 94108

Attn: Daniel M. O’Donnell, President

Re: Extension; Waiver of Financial Covenant Defaults; letter agreement dated November 21, 2008, as amended on November 25, 2008.

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated November 21, 2008, as amended on November 25, 2008 (the “Waiver Letter”), among Banks.com, Inc. (fka Intersearch Group, Inc. and referred to as the “Company”), CapitalSouth Partners Fund I Limited Partnership (“CapitalSouth I”), CapitalSouth Partners Fund II Limited Partnership (“CapitalSouth II”) and Harbert Mezzanine Partners II SBIC, L.P. (“Harbert” and, together with CapitalSouth I, CapitalSouth II, collectively the “Lenders”). Capitalized terms used herein without definition shall have the meaning given to them in the Investment Agreement (as defined below) and the Waiver Letter. For purposes of this letter, the Company and the Lenders may be referred to collectively as the “Parties.”

Pursuant to the terms and conditions contained in the Waiver Letter, the Lenders agreed to waive certain Specified Events of Default as defined by that certain Investment Agreement dated July 21, 2006, as amended (the “Investment Agreement”) by and between the Parties,. The Waiver Letter will expire on April 1, 2009.

The Company agrees and acknowledges that as of April 1, 2009, it will continue to be out of compliance with the covenants under the Investment Agreement that were the basis for the Specified Events of Default. Accordingly, the Parties have agreed that the Lenders will extend the March 31, 2009 “Specified Period” as set forth in the Waiver Letter to April 30, 2009.

It is understood (and by executing this letter in the space indicated below, the Company acknowledges) that the foregoing extension relates only to the period beginning March 31, 2009 and ending April 30, 2009 and shall expire as of May 1, 2009 and shall not apply to any breach of any covenant, warranty or other undertaking of the Company under the Investment Agreement other than the Specified Events of Default for the Specified Periods as defined in the Waiver Letter. The Company further acknowledges that, except as expressly provided above, each and every term and condition of the Investment Agreement and each Investment Document remains unchanged and in full force and effect. Accordingly, any breach of any covenant, warranty or undertaking of the Company under the Investment Agreement (other than in respect of the Specified Events of Default for the Specified Periods) shall constitute an Event of Default entitling the Lenders to exercise any and all remedies under the Investment Documents.

As an inducement to obtain the extension provided for herein, the Company represents and warrants to the Lenders that, after giving effect to the extension provided for herein, (i) each of the representations and warranties of the Borrower contained in the Investment Agreement and in the other Investment Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specified date, in which case such representation or warranty is true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing.

This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

If you are in agreement with the terms of this letter, please indicate your acceptance by signing below.

Very truly yours,

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, its General Partner

	By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, its General Partner

	By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

HARBERT MEZZANINE PARTNERS II SBIC, L.P.

By:	HMP II SBIC GP, LLC
Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC
	Its:	Manager

		By:	Harbert Mezzanine Manager II, Inc.
		Its:	Sole Manager

		By:	/s/ J. Pryor Smartt
		Name:	J. Pryor Smartt
		Title:	Director of Investments

AGREED TO, ACCEPTED AND ACKNOWLEDGED ON BEHALF OF ITSELF AND ITS SUBSIDIARIES:

BANKS.COM, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President